UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2025

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous Independent Accountants

(a)

On November 11, 2025, members of the Audit Committee of Board of Directors of Wellgistics Health, Inc. (the “Company”) received formal notice that the Company’s independent auditors, UHY LLP (“UHY”), had made the decision to resign as the Company’s independent accountants effective November 11, 2025. UHY indicated that they have elected to resign in light of certain information identified in the resignation of the former Chief Executive Officer of the Company, which had not yet been investigated.

UHY was engaged by the Company effective as of July 7, 2025 and did not audit any financial statements of the Company prior to their resignation. Since UHY did not audit any financial statements, UHY did not provide any report containing an adverse opinion or disclaimer of opinion and no report was qualified or modified as to uncertainty, audit scope or accounting principles.

From the date UHY was engaged by the Company through the date of resignation, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of UHY, would have caused them to make reference thereto in their report on the financial statements.

From the date UHY was engaged by the Company through the date of resignation, and since then, no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) were identified, except that, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, “in its assessment of the effectiveness of internal control over financial reporting as of June 30, 2025, management identified material weaknesses in control environment, risk assessment, control activities, information and communication and monitoring. Specifically, the material weaknesses identified relate to the fact that the Company has not yet designed and maintained an effective control environment commensurate with its financial reporting requirements, including (a) has not yet completed formally documenting policies and procedures with respect to review, supervision and monitoring of the Company’s accounting and reporting functions, (b) lack of evidence to support the performance of controls and the adequacy of review procedures, including the completeness and accuracy of information used in the performance of controls and (c) we have limited accounting personnel and other supervisory resources necessary to adequately execute the Company’s accounting processes and address its internal controls over financial reporting.”

The Company is in the process of implementing measures designed to improve its internal control over financial reporting and remediate the deficiencies that led to these material weaknesses. These material weaknesses and remediation plans are more fully described in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

We have provided UHY a copy of the disclosure made in response to this Item 4.01 and have requested that UHY provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to the Company’s request, UHY has provided the letter attached hereto as Exhibit 16.1.

(b)

On November 17, 2025, the Audit Committee of the Board of Directors approved the re-engagement of Suri & Co., Chartered Accountants (“Suri”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Suri previously served as the Company’s independent registered public accounting firm, including auditing the Company’s financial statements for the years ended December 31, 2023 and 2024 and performing reviews of the interim financial statements for the periods up to March 31, 2025.

During the Company’s two most recent fiscal years and the subsequent interim period prior to Suri’s re-engagement, other than in connection with Suri’s prior audits and quarterly review procedures, neither the Company nor anyone acting on its behalf consulted with Suri regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
16.1	Letter to SEC from UHY dated November 17, 2025
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President